Exhibit 99.1

Federal Circuit Affirms Finjan’s Patents are Valid and Pioneering
Opinion Remands Damages to District Court

EAST PALO ALTO, CA – 01/10/18 -- Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. (“Finjan”) today announced that in Finjan’s patent infringement suit against Blue Coat Systems, Inc. (5:13-cv-03999-BLF, "Blue Coat I") the United States Court of Appeals for the Federal Circuit (Case No. 2016-2520, “Federal Circuit”) issued its decision (“the Opinion”) as follows:

•	Finjan’s U.S. Patent No. 6,154,844 (the "'844 Patent"):

o	Confirmed valid and infringed

o	Recognized Finjan’s behavior-based technology as pioneering

o	Remanded damages to District Court

•	Finjan’s U.S. Patent Nos. 6,804,780 (the "'780 Patent"), 7,418,731 (the "'731 Patent"), and 7,647,633 (the "'633 Patent"):

o	Affirmed patents infringed

o	Affirmed damages totaling $7.8M

•	Finjan’s U.S. Patent No. 6,965,968 (the "'968 Patent"):

o	Reversed finding of infringement and $7.8M in related damages

“Finjan is pleased with the Federal Circuit’s decision affirming validity of our asserted patents, and, notably, its recognition that the ‘844 behavior-based invention ‘was pioneered by Finjan,’” said Julie Mar-Spinola, CIPO of Finjan Holdings. “Significantly, this Opinion should end any further challenges to the validity of the ‘844 Patent.”

U.S. District Court, Northern District of California (“the Court”)

Retrial of Finjan, Inc. v. Blue Coat Systems Inc. (5:15-cv-03295-BLF, "Blue Coat II") commenced on January 8, 2018, on liability issues not present in the Blue Coat I case, including additional damages and willful infringement. As a result of the Federal Circuit Opinion, the Honorable Beth Labson Freeman declared a mistrial this morning. A new trial date on liability is set for February 12, 2018. A second, combined new trial on damages for Blue Coat I, and damages and willfulness for Blue Coat II, is set for December 10, 2018.

“We appreciate the Court’s decision to declare a mistrial this morning,” continued Julie Mar-Spinola. “We look forward to retrying the liability (infringement) phase of the dispute on February 12, 2018, and having a clean slate for trying damages and willful infringement against Blue Coat on December 10, 2018.”

Upcoming District Court Dates for Blue Coat

•	February 12, 2018:

o	New Jury trial on additional liability issues related to Finjan’s ‘844 and U.S. Patent No. 8,677,494 (the "'494 Patent")

o	‘494 Patent, issues not present in the Blue Coat I

•	December 10, 2018:

o	New jury trial on damages and willfulness related to the original ‘844 infringement from Blue Coat I and Blue Coat II

Finjan has pending infringement lawsuits and appeals against Symantec Corp., Palo Alto Networks, Blue Coat Systems, Inc., ESET and its affiliates, Cisco Systems, Inc., Sonicwall, Inc., Bitdefender and its affiliates, and Juniper Networks, relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established more than 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan’s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, timing of redemption of shares of preferred stock, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com